EXHIBIT 99.1

PETROLEUM DEVELOPMENT CORPORATION

Employee Incentive Stock Option Plan

1997

1. PURPOSE

This Employee Incentive Stock Option Plan (the "PLAN") is intended as an incentive and to encourage ownership by certain officers and key executive employees of Petroleum Development Corporation (the "CORPORATION") or of its subsidiary corporations as that term is defined in Article 3, below (the "SUBSIDIARIES") so that they may acquire or increase their proprietary interest in the success of the Corporation and Subsidiaries, and to encourage them to remain in the employ of the Corporation or of the Subsidiaries. It is further intended that options issued pursuant to this Plan shall constitute incentive stock options within the meaning of the Economic Recovery Tax Act of 1981.

2. ADMINISTRATION

The Plan shall be administered by a committee appointed by the Board of Directors of the Corporation (the "Committee"). The Committee shall consist of not less than three members of the Corporation's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. The majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Committee shall from time to time at its discretion make recommendations to the Board of Directors with respect to the key executive employees who shall be granted options and the amount of stock to be optioned to each.

The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

3. ELIGIBILITY

The persons who shall be eligible to receive options shall be such key executive employees (including officers, whether or not they are directors) or the Corporation or its Subsidiaries (as such term is defined in Section 425 of the Internal Revenue Code of 1954) existing from time to time as the Board of Directors shall select from time to time from among those nominated by the Committee. An optionee may hold more than one option, but only on the terms and subject to the restrictions hereafter set forth. No person shall be eligible to receive an option for a larger number of shares than is recommended for him by the Committee.

4. STOCK

The stock subject to the options shall be shares of the Corporation's authorized but unissued or re-acquired $.01 par value common stock hereafter sometimes called Capital Stock. The aggregate number of shares which may be issued under options shall not exceed 500,000 shares of Capital Stock. The number of shares with respect to which option rights may be granted to any individual under any and all options which are issued to him by the Corporation as Incentive Stock Options shall not exceed the lesser of 200,000 shares or, in anyone year, $100,000 or stock at its fair market value determined at the time of grant of the option plus a carry-over amount as defined by the Internal Revenue Code. The carry-over amount is one-half of the amount by which $100,000 exceeds the value at time of grant of the stock for which ISO's were issued in the preceding three years but not before 1981. The limitations established by each of the preceding sentences shall be subject to adjustment as provided in Article 5 (i) of the Plan.

In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares of Capital Stock allocable to the unexercised portion of such option may again be subjected to an option under the Plan.

5. TERMS AND CONDITIONS OF OPTIONS

Stock options granted pursuant to the Plan shall be authorized by the Board of Directors and shall be evidenced by agreements in such form as the Committee shall from time to time recommend and the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions.

(a) Optionee's Agreement.

Each optionee shall agree to remain in the employ of and to render to the Corporation or Subsidiaries his services for a period of (one year from the date of the option to earn the right to exercise one-half and two years from the date of the option to earn the right to exercise the second one-half of the options granted), but such agreement shall not impose upon the Corporation or Subsidiaries any obligation to retain the optionee in their employ for any period.

(b) Number of Shares.

Each option shall state the number of shares to which it pertains.

(c) Option Price.

Each option shall state the option price, which shall be not less than 100% of the fair market value of the shares of Capital Stock of the Corporation on the date of the granting of the option. During such time as such stock is listed upon an established stock exchange the fair market value per share shall be the closing price of the Capital Stock in the New York over-the-counter market on the day the option is granted, as reported by the National Association of Securities Dealers, Inc., discounted for restrictions on such stock as determined by investment and/or banking institutions. Such restrictions subject to a discount factor on the marketability limitations on unregistered securities. The discount factor will not be applicable to options to purchase stock previously registered with the Securities and Exchange Commission. If the stock is listed upon an established stock exchange or exchanges such fair market value shall be deemed to the highest closing price of the Capital Stock on such stock exchange or exchanges on the day the option is granted or if no sale of the Corporation's Capital Stock shall have been made on any stock exchange on that day on the next preceding day on which there was a sale of such stock. Subject to the foregoing the Board of Directors and the Committee in fixing the option price shall have full authority and discretion and be fully protected in doing so.

(d) Medium and Time of Payment.

The option price shall be payable in United States dollars upon the exercise of the option and may be paid in cash or the same class of stock of the Corporation.

(e) Term and Exercise of Options.

No option shall be exercisable either in whole or in part prior to one year from the date it is granted. Options are exercisable one-half after one year and one-half after two years from date of grant. No option shall be exercisable after the expiration of ten years from the date it is granted. Not less than one hundred shares may be purchased at anyone time unless the number purchased is the total number at the time purchasable under the option. During the lifetime of the optionee, the option shall be exercisable only by him and shall not be assignable or transferable by him and no other person shall acquire any rights therein. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, in any subsequent period but not later than ten years from the date the option is granted.

(f) Termination of Employment Except Death.

In the event that an optionee shall cease to be employed by the Corporation or Subsidiary for any reason other than his death and shall be no longer in the employ of any of them, subject to the condition that no option shall be exercisable after the expiration of ten years from the date it is granted, such optionee shall have the right to exercise the option at any time within three months after such termination of employment to the extent his right to exercise such option had accrued pursuant to Article 5(e) of the Plan and had not previously been exercised at the date of such termination. Options not accruing pursuant to Article 5(e) of the Plan expire upon such termination. Whether authorized leave of absence or absence for military or governmental service shall constitute termination of employment, for the purposes of the Plan, shall be determined by the Committee, which determination, unless overruled by the Board of Directors, shall be final and conclusive.

(g) Death of Optionee and Transfer of Option.

If the optionee shall die while in the employ of the Corporation or a Subsidiary or within a period of three months after the termination of his employment with the Corporation and all Subsidiaries and shall not have fully exercised the option, an option may be exercised, subject to the condition that no option shall be exercisable after the expiration of ten years from the date it is granted, to the extent that the optionee's right to exercise such option had accrued pursuant to Article 5(e) of the Plan at the time of his death and had not previously been exercised, at any time within one year after the optionee's death by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance.

No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution.

(h) Recapitalization.

Subject to any required action by the stockholders, and number of shares of Capital Stock covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Capital Stock of the Corporation resulting from the subdivision or consolidation of shares or the payment of a stock dividend (but only on the Capital Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation.

Subject to any required action by the stockholders, if the Corporation shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Capital Stock subject to the option would have been entitled. A dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving corporation, shall cause each outstanding option to terminate, provided that each optionee shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Corporation is not the surviving corporation, to exercise his option in whole or in part without regard to the installment provisions of Article 5(e) of the Plan.

In the event of a change in the Capital Stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Capital Stock within the meaning of the Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an incentive stock option within the meaning of the Economic Recovery Tax Act of 1981.

Except as hereinbefore expressly provided in this Article 5(i), the optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Capital Stock subject to the option.

The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all of any part of its business or assets.

(i) Rights as a Stockholder.

An optionee or a transferee of an option shall have no rights as a stockholder with respect to any shares covered by his option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article 5(i) hereof.

(j) Modification, Extension and Renewal of Options.

Subject to the terms and conditions and within the limitations of the Plan, the Board of Directors may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not heretofore exercised) and authorize the granting of new options in substitution therefore (to the extent not theretofore exercised). The Board of Directors shall not, however, modify any outstanding options so as to specify a lower price or accept the surrender of outstanding options and authorize the granting of new options in substitution therefore specifying a lower price.

(k) Investment Purpose.

Each option under the Plan shall be granted to the condition that the purchases of stock thereunder shall be for investment purposes, and not with a view to resale or distribution except that in the event the stock subject to such option is registered under the Securities Act of 1933, as amended, or in the event a resale of such stock without such registration would otherwise be permissible, such condition shall be inoperative if in the option of counsel for the Corporation such condition is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

(l) Other Provisions.

The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee and the Board of Directors of the Corporation shall deem advisable. Any such option agreement shall contain such limitations and restrictions upon the exercise of the option as shall be necessary in order that such option will be an "incentive stock option" as defined in the Economic Recovery Tax Act of 1981 or to conform to any change in the law.

6. TERM OF PLAN

Options may be granted pursuant to the Plan from time to time within a period of ten years from the date the Plan is adopted, or the date the Plan is approved by the Stockholders, whichever is earlier.

7. INDEMNIFICATION OF COMMITTEE

In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

8. AMENDMENT OF THE PLAN

The Board of Directors of the Corporation may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the stockholders, no such revision or amendment shall change the number of shares subject to the Plan, change the designation of the class of employees eligible to receive options, decrease the price at which options may be granted, or remove the administration of the Plan from the Committee.

9. APPLICATION OF FUNDS

The proceeds received by the Corporation from the sale of Capital Stock pursuant to options will be used for general corporate purposes.

10. NO OBLIGATION TO EXERCISE OPTION

The granting of an option shall impose no obligation upon the optionee to exercise such option.

11. APPROVAL OF STOCKHOLDERS

The Plan shall not take effect until approved by the holders of a majority of the outstanding shares of Capital Stock of the Corporation, which approval must occur within the period beginning twelve months before and ending twelve months after the date the Plan is adopted by the Board of Directors.

Date Plan adopted by Board of Directors - April 21, 1997

Date Plan approved by Stockholders - July 15, 1997